UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 23, 2010
(Date of Report)

November 22, 2010
(Date of Earliest Event Reported)

Sotheby’s

(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1334 York Avenue
New York, NY		10021

(Address of principal executive offices)		(Zip Code)

(212) 606-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sotheby’s is filing this amended Form 8-K/A to report the corrected press release announcing the commencement of a modified “Dutch auction” tender offer for a portion of its outstanding 7.75% Senior Notes due 2015. The CUSIP number appearing in the summary table in the original press release should read “835898AE7” rather than “825898AE7.” A copy of the corrected press release is attached to this Form 8-K/A as Exhibit 99.1.

Item 8.01 Other Events

On November 22, 2010, Sotheby’s announced the commencement of a modified “Dutch auction” tender offer (the “Tender Offer”) for a portion of its outstanding 7.75% Senior Notes due 2015 (the “Notes”). Sotheby’s is offering to purchase, for cash, up to $50,000,000 in aggregate principal amount of the Notes, subject to the terms and conditions set forth the in Tender Offer. As of November 18, 2010, $128,250,000 aggregate principal amount of Notes was outstanding. The Tender Offer expires on December 20, 2010, unless such expiration date is extended by Sotheby’s or the Tender Offer is earlier terminated by Sotheby’s. A copy of the press release announcing the Tender Offer is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1 Press release announcing the Tender Offer, issued by Sotheby’s on November 22, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY’S

By:	/s/ Kevin M. Delaney

Kevin M. Delaney
Senior Vice President,
Controller and Chief Accounting Officer

Date:	November 23, 2010

Exhibit Index

Exhibit No.	Description

99.1	Press release announcing the Tender Offer, issued by Sotheby’s on November 22, 2010